EXHIBIT 10.1











                              AMENDED AND RESTATED


                                 LOAN AGREEMENT



                                 BY AND BETWEEN


                               ENERGY SOURCE, INC.
                                  ("Borrower")

                                       and


                              BANK ONE, TEXAS, N.A.
                                   ("Lender")


                     Dated as of the 31st day of March, 1996











                                         1

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                       AMENDED AND RESTATED LOAN AGREEMENT
                                TABLE OF CONTENTS

              CAPTION                                                     PAGE

Section 1.  General Terms................................................  1
         1.1      Indebtedness...........................................  1
         1.2      Certain Definitions; Use of Defined Terms;
                  Accounting Terms; Singular or Plural...................  1
         1.3      Credit Facility........................................  9
         1.4      Repayment Schedule..................................... 14
         1.5      Prepayment/............................................ 14
         1.6      Authorized Officer..................................... 15

Section 2.  Representations and Warranties............................... 15
         2.1      Corporate Existence.................................... 15
         2.2      Corporate Authority.................................... 15
         2.3      Financial Condition.................................... 15
         2.4      Investments, Loans, Advances and Guarantees............ 15
         2.5      Liabilities and Litigation............................. 16
         2.6      Titles and Encumbrances................................ 16
         2.7      No Default............................................. 16
         2.8      Subsidiaries........................................... 16
         2.9      Taxes.................................................. 17
         2.10     Compliance............................................. 17
         2.11     Pension Reform Act..................................... 17
         2.12     Environmental Laws..................................... 17
         2.13     Margin Securities...................................... 18
         2.14     Patents, etc........................................... 18
         2.15     Full Disclosure........................................ 19
         2.16     Credit Agreements...................................... 19
         2.17     Investment Company Act................................. 19
         2.18     Public Utility Holding Company Act..................... 19

Section 3.  Affirmative Covenants........................................ 19
         3.1      Reporting Requirements................................. 19
         3.2      Taxes and Other Liens.................................. 22
         3.3      Maintenance............................................ 22
         3.4      Further Assurances..................................... 22
         3.5      Performance of Obligations............................. 22
         3.6      Reimbursement of Costs and Expenses.................... 23
         3.7      Insurance.............................................. 23
         3.8      Certificate of Compliance.............................. 24
         3.9      Litigation............................................. 24
         3.10     Security............................................... 24
         3.11     Borrowing Base......................................... 25
         3.12     Payments from Account Debtors.......................... 25
         3.13     Audits................................................. 25

                                                        (i)

      CAPTION                                                             PAGE



Section 4.  Negative Covenants............................................ 26
         4.1      Guarantees and Debts.................................... 26
         4.2      Dividends and Redemption................................ 27
         4.3      Investments, Loans and Advances......................... 27
         4.4      Mergers, etc............................................ 27
         4.5      Encumbrances............................................ 27
         4.6      Sale of Assets.......................................... 28
         4.7      Financial Covenants..................................... 28
         4.8      Basic Line of Business.................................. 29
         4.9      Transactions with Affiliates............................ 29
         4.10     General and Administrative Expenses..................... 30
         4.11     Maximum Unhedged Exposure............................... 30

Section 5.  Events of Default and Remedies................................ 30
         5.1      Events of Default....................................... 30
         5.2      Remedies................................................ 31

Section 6.  Closing....................................................... 32
         6.1      Counsel to Lender....................................... 32
         6.2      Required Documents...................................... 32
         6.3      Other Conditions........................................ 32
         6.4      Material Adverse Changes................................ 32
         7.1      Survival of Various Matters............................. 33
         7.2      Notices................................................. 33
         7.3      Successors and Assigns.................................. 34
         7.4      Renewals................................................ 34
         7.5      No Waiver............................................... 34
         7.6      Governing Law........................................... 34
         7.7      Non-Subordination....................................... 34
         7.8      Exhibits................................................ 35
         7.9      Payment on Non-Business Days............................ 35
         7.10     Severability............................................ 35
         7.11     Controlling Document.................................... 35
         7.12     Savings Clause.......................................... 35
         7.13     Investment.............................................. 36
         7.14     Set Off................................................. 36
         7.15     INDEMNIFICATION......................................... 36
         7.16     Change of Ownership or Control.......................... 36


                                               (ii)

Exhibits

         "1.3.1"  Borrowing Application
         "1.3.2"  Form of Revolving Note
         "2.3"    Adverse Change
         "2.5"    Liabilities and Litigation
         "2.8"    Subsidiaries
         "3.1(f)" Bid Week Report
         "3.8"    Certificate of Compliance
         "3.11"   Borrowing Base Report



                                                       (iv)

                       AMENDED AND RESTATED LOAN AGREEMENT


         THIS AMENDED AND RESTATED LOAN AGREEMENT made and entered into as of the 31st day of March, 1996, by and between Energy Source, Inc. a Texas corporation, with offices and place of business at 10375 Richmond, Suite 300, Houston, Texas 77042 (hereinafter called "Borrower") and Bank One, Texas, N.A., a national banking corporation, with offices at 910 Travis, Houston, Texas 77002 (hereinafter called "Lender").


                                    AGREEMENT

         WHEREAS, Borrower and Lender entered into that certain Loan Agreement dated as of October 31, 1994 (the "1994 Loan Agreement") whereby Lender agreed to lend to and/or issue letters of credit for the account of Borrower in an aggregate of up to $8,000,000; and

         WHEREAS, Borrower and several of its affiliates have undertaken a corporate restructuring which included the merger of certain affiliates into Borrower; and

         WHEREAS, certain letters of credit issued under the 1994 Loan Agreement are outstanding as of the date hereof; and

         WHEREAS, Borrower and Lender wish to amend and restate the terms of the 1994 Loan Agreement by fully replacing the terms and conditions thereof with the terms and conditions that follow.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, Borrower and Lender agree as follows:


                            Section 1. General Terms

         1.1 Indebtedness. Upon the terms and conditions hereinafter set forth, the Lender agrees to lend to and/or issue letters of credit for the account of Borrower in an aggregate of up to $20,000,000.00, outstanding at any time as evidenced by a Revolving Line of Credit to be extended to the Borrower by the Lender in an amount up to $5,000,000.00, as more specifically described in
Section 1.3(a) hereof and the Letter of Credit Facility as more specifically described in Section 1.3(b) hereof.

         1.2 Certain Definitions; Use of Defined Terms; Accounting Terms; Singular or Plural. (a) As used herein:



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         (1)  "Administrative  Service  Fees" means fees paid by the Borrower to the Parent or to another Affiliate for administrative and management services and support rendered to the Borrower by such entity or in respect of an allocated portion of the Parent's or such Affiliate's general and administrative expenses. All Administrative Service Fees shall be considered general and administrative expenses of the Borrower for the purposes of Section 4.10 of this Agreement.

                  (2) "Affiliate" shall mean any Person who is an "affiliate" within the meaning of the regulations promulgated pursuant to the Securities Act of 1933, as such regulations are amended from time to time.

                  (3) "Agreement" shall mean this Amended and Restated Loan Agreement as it may be amended or supplemented from time to time.

                  (4) "Authorized Officer" shall mean the chairman, president, vice president - finance or treasurer of the Borrower or any other individual designated as an Authorized Officer by the Board of Directors of Borrower.

                  (5) "Base Rate" shall mean the variable rate of interest announced by Lender from time to time as its base rate of interest and, without notice to the Borrower or any other person, such rate of interest shall change as and when changes in that base rate of interest are announced. The Base Rate is set by Lender as a general reference rate of interest, taking into account such factors as Lender may deem appropriate, it being understood that many of the Lender's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate of interest actually charged on any loan, and that Lender may make various commercial or other loans at rates of interest having no relationship to the Base Rate. If at any time the "Base Rate" of Lender is no longer available, the owner of the Note ("Owner") will designate as "Base Rate" a different variable rate of interest announced by a national banking association of Owner's choice.

                  (6) "Bid Week" shall mean such period in each month during which Borrower and other gas marketing companies submit bids for the purchase and sale of natural gas or natural gas products.



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                  (7) "Borrowing  Base" shall mean the sum of (i) eighty percent
         (80%) of Eligible Accounts plus (ii) one hundred percent (100%) of Liquid Collateral.

                  (8) "Borrowing Base Report" shall mean the report in the form attached as Exhibit "3.11".

                  (9) "Business Day" shall mean any weekday on which Lender is open for business.

                  (10) "Capital Assets" shall mean tangible property, real or personal, with a useful life of greater than one (1) year.

                  (11) "Capital Expenditures" shall mean the cost paid for the acquisition of Capital Assets.

                  (12) "Certificate of Compliance" shall mean the certificate described in Section 3.8 of this Agreement.

                  (13) "Collateral" shall mean the property described in Section
         3.10 of this Agreement, securing payment of the Indebtedness and performance of the obligations of the Borrower under this Agreement and the Security Instruments.

                  (14) "Commitment Fee" means a fee payable by Borrower to Lender on the average daily unused portion of the Revolving Line of Credit (use shall include the face amount of Credits and the principal amount of Loans outstanding) from and including March, 1996 to the end of the Credit Facility Commitment Period, at the rate of one half of one percent (1/2%) per annum based on a 365 or 366 day year as applicable and the actual number of days elapsed, payable on the first day of each January, April, July, and October, commencing on July 1, 1996, and payable through the end of the Credit Facility Commitment Period, with the final payment due on December 31, 1997.

                  (15) "Consolidated Group" shall mean the affiliate group of corporations of which the Parent is the common parent and of which Borrower is a member for U.S. federal income tax purposes.

                  (16) "Credit" means any irrevocable standby letter of credit issued by Lender for Borrower's account which shall have an expiry date of not later than 5:00 p.m. Houston, Texas time on the LOC Expiration Date, and shall be in the form acceptable to Lender.



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                  (17)  "Credit   Facility"   shall  mean  the  credit  facility
         described in Section 1.3, including the Revolving Line of Credit and the Letter of Credit Facility.

                  (18) "Credit Facility Commitment Period" means the period from the date of the satisfaction of all the closing conditions in this Agreement (and upon such satisfaction, to be effective as of March 31, 1996) until the earlier to occur of (i) a Default, or (ii) December 31, 1997.

                  (19) "Credit Fees" means three-fourths of one percent (3/4%) per annum on the face amount of each Credit; provided, however, that the minimum fee per Credit shall not be less than $500.00; provided, further, that all Credit Fees shall be due and payable at the time of the issuance of each Credit and shall be fully earned and non-refundable when paid.

                  (20) "Current Ratio" shall mean current assets divided by current liabilities, excluding amounts owed pursuant to the Revolving Line of Credit.

                  (21) "Debt" shall mean with respect to any Person all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, including, but without limitation:

                           (a) All indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;

                           (b) All indebtedness in effect  guaranteed,  directly
                  or indirectly,  through  agreements,  contingent or otherwise:
                  (1) to purchase such indebtedness; or (2) to purchase, sell or lease (as lessee) property, products, materials or supplies or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of the indebtedness against loss; or (3) to supply funds to or in any other manner invest in the debtor;

                           (c) All  indebtedness  secured  by (or for  which the
                  holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon property owned or acquired subject to such mortgage, deed of trust, pledge, lien,

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                  security interest, charge or encumbrance, whether or not
                  the liabilities secured thereby have been assumed; and

                           (d) All indebtedness  incurred as the lessee of goods
                  or services under leases that, in accordance with generally accepted accounting principles, should be reflected on the lessee's balance sheet.

                  (22) "Default" shall mean an event which with the giving of notice, the lapse of time, or both, constitutes an Event of Default.

                  (23) "Defined Benefit Pension Plans," "Pension Benefit Guaranty Corporation," "Reportable Event," and "Prohibited Transaction" shall have the same respective meanings as are given to those terms in ERISA.

                  (24) "Eligible Accounts" shall mean the aggregate of all of Borrower's accounts receivable acceptable to Lender in Lender's sole discretion, including (a) accounts which have not yet been invoiced but which have been earned by delivery of natural gas and natural gas products (category B on the Borrowing Base Report) and (b) accounts which will arise upon delivery of natural gas and natural gas products pursuant to firm or best efforts agreements which have been approved by Lender (category C on the Borrowing Base Report), and, in all events, satisfy the following conditions: (i) are due and payable within thirty
         (30) days; (ii) have been outstanding less than sixty (60) days past the original date of invoice; (iii) have arisen from Borrower's sale of goods in which Borrower had sole ownership where such goods have been shipped or delivered to the account debtor; (iv) represent complete bona fide transactions which require no further act under any circumstances on Borrower's part to make such accounts receivable payable by the account debtor; (v) the goods the sale of which gave rise to such accounts receivable were shipped or delivered to the account debtor on an absolute sale basis and not on consignment, a sale or return basis, or on the basis of any similar understanding; (vi) the goods of sale giving rise to such accounts receivable were not, at the time of sale thereof, subject to any lien, except the security interest in favor of Lender created by the Security Instruments; (vii) are not subject to any provision prohibiting assignment or requiring notice of or consent to such assignment; (viii) are subject to a perfected, first priority security interest in favor of Lender; (ix) are not subject to setoff, counterclaim, defense, allowance, dispute or adjustment other than normal discounts for prompt payment and the goods of sale which gave rise to accounts receivable

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         have not been returned,  rejected,  repossessed,  lost or damaged;  (x)
         have arisen in the ordinary course of Borrower's business and for which no notice of bankruptcy, insolvency or financial difficulty of the account debtor shall have been received or be anticipated by Borrower or Lender; (xi) are not evidenced by chattel paper or an instrument of any kind; (xii) are owed by a person or persons that are citizens of or
         organized   under  the  laws  of  the  United  States  or  a  political subdivision thereof and are not owned by any person located outside of the United States; (xiii) are owed by the United States or any department, agency or instrumentality thereof if the provisions of the Federal Assignment of Claims Act have been satisfied; and (xiv) are not owed by any of Borrower's Affiliates, including without limitation, Energy Source Canada, Ltd. No account receivable owed by an account debtor to Borrower shall be included as an Eligible Account if more than fifteen percent (15%) of the balances then outstanding on accounts receivable owed by such account debtor and its affiliates to Borrower have remained unpaid for more than sixty (60) days. All accounts receivable owed by an account debtor and its affiliates to Borrower in excess of fifteen percent (15%) of Borrower's Eligible Accounts (prior to making this adjustment) shall not be included as Eligible Accounts.

                  (25) "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                  (26)  "Event of  Default"  shall mean any event  specified  in
         Section 5 of this Agreement provided that any requirement for the giving of notice, the lapse of time, or the happening of any condition, event or act has been satisfied.

                  (27) "Facility Fee" shall mean a fee in the amount of $50,000 payable upon execution of this Agreement.

                  (28) "Financial Statements" shall mean the audit report, annual financial statements, and interim statements described or referred to in Section 3.1 of this Agreement.

                  (29) "Indebtedness" shall mean all sums owed or to be owed by the Borrower or any Subsidiary to Lender whether principal or interest, including principal and interest on the Note, reimbursement of advances pursuant to any Credit, and reimbursement of monies advanced by Lender pursuant to Section 3.6 hereof.

                  (30) "Investment" shall mean an equity investment resulting in the ownership of fifty percent (50%) or less of

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         the  securities  of a  corporation  having  ordinary  voting  power for election of directors or resulting in the ownership of any partnership interest.

                  (31) "Inventory" shall mean natural gas and natural gas products owned by Borrower at any time in question, whether in the possession of the Borrower, a bailee or any other Person.

                  (32) "Letter of Credit Facility" shall mean the Letter of Credit facility described in Section 1.3(b).

                  (33) "Letter of Credit Request"  means, as applicable,  either
         (i) a standby letter of credit application in the form prescribed by Lender, with all the blanks appropriately completed, and showing Borrower as the account party, or (ii) if Borrower has executed and delivered to Lender a Master Letter of Credit Agreement (whether prior to, contemporaneously with, or after the date of this Agreement), a standby letter of credit request or application in the form prescribed in such Master Letter of Credit Agreement with all the blanks appropriately completed and showing Borrower as the account party, as any of the same may be amended or modified from time to time.

                  (34) "Liquid Collateral" means (i) all certificates of deposit issued by the Lender, owned by Borrower and in which the Lender has a first perfected security interest, and (ii) any collected funds, securities and otherwise unencumbered liquid investments with maturities of less than one year held in the Trust Account including Lender's certificates of deposit, eurodollar deposits, or U.S. Government obligations, commercial paper issued by a United States issuer rated P-1 or better by Moody's Investor Service, Inc. or A-1 or better by Standard & Poor's Corporation, transferred to or purchased through Bank One, Texas Trust Department, in which Lender has a first perfected security interest.

                  (35) "Loan" shall mean any advance pursuant to the Revolving Line of Credit.

                  (36)     "LOC Expiration Date" means April 5, 1998.

                  (37) "Notes" shall mean the promissory note or notes delivered to Lender by Borrower pursuant to this Agreement, including, but not limited to, the Revolving Note.

                  (38) "Obligation" means all present and future obligations, duties, and liabilities, now or hereafter owed to Lender by Borrower, arising from or pursuant to the Note, this

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         Agreement  or  any of  the  Security  Instruments,  together  with  all interest accruing thereon and costs, expenses, and attorneys' fees incurred in the enforcement thereof or collection of amounts due thereunder.

                  (39) "Parent" shall mean Edisto Resources Corporation, a Delaware corporation, the immediate parent corporation of the Borrower, and the common parent corporation of an affiliated group of corporations within the meaning of Section 1504(c) of the Internal Revenue Code of 1986, as amended, which includes Edisto Resources Corporation and the Borrower for U.S. federal income tax purposes.

                  (40) "Permitted Encumbrances" shall mean the encumbrances and liens allowed pursuant to Section 4.5.

                  (41) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court, government or political subdivision or agency thereof.

                  (42) "Pro Forma Financial Statements" shall mean the unaudited pro forma balance sheet of Borrower as of December 31, 1995 which has been delivered to Lender.

                  (43) "Required Report" shall mean the report of (i) accounts receivable, unbilled accounts and nominated accounts of the Borrower and its Subsidiaries (whether invoiced or to be invoiced) reported for Borrower and each Subsidiary separately in appropriate columns headed "Current," "1-30 Days Past Due," "31-60 Days Past Due," and "61 Days Past Due," (ii) accounts payable by Borrower and the Subsidiaries reported in appropriate columns indicating the past due status of said accounts as of the same date on which accounts receivable are determined, and (iii) report of the Liquid Collateral, and (iv) such other information as may be reasonably requested by Lender.

                  (44) "Revolving Line of Credit" shall mean the line of credit pursuant to Section 1.3(a).

                  (45) "Revolving Note" shall mean the promissory note of the Borrower in the original principal amount of $20,000,000.00 issued pursuant to Section 1.3 of this Agreement in the form attached as Exhibit "1.3.2" to this Agreement.

                  (46) "Security Agreement" shall mean the security agreement or agreements of the Borrower and its Subsidiaries

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         granting Lender a security interest in the Collateral
         described in Section 3.10.

                  (47) "Security Instruments" shall mean the instruments described or referred to in Section 3.10 of this Agreement, including but not limited to the Security Agreement and any and all instruments now or hereafter executed in connection with or as security for the Notes.

                  (48) "Subsidiary" shall mean any corporation of which more than 50% of the securities having ordinary voting power for the election of directors is now, or shall hereafter be, owned or controlled, directly or indirectly, by the Borrower and/or by one or more Subsidiaries.

                  (49) "Tangible Net Worth" shall mean the sum of (i) par value of capital stock, (ii) capital in excess of par value, and (iii) retained earnings less (a) all intangible assets such as good will and patent rights and (b) all promissory notes or accounts receivable due from Affiliates other than transactions arising in the ordinary course of business on an arm's length basis.

                  (50) "Tax Sharing Payments" shall mean payments made to the Parent by the Borrower in respect of the consolidated federal income tax liability of the Consolidated Group, which, in respect of any taxable year of the Consolidated Group, do not exceed what would have been the separate, consolidated federal income tax liability of the Borrower and its Subsidiaries, if any, in respect of such taxable year had the Borrower and its Subsidiaries, if any, not been members of the Consolidated Group.

                  (51) "Trust Account" shall mean the trust account at Lender's trust department in which Borrower shall deposit the cash and liquid securities to constitute the Liquid Collateral as such term is used herein.

         (b) All terms defined in this Agreement shall have the defined meanings when used in any Note, certificate, report, or other document made or delivered pursuant to this Agreement, unless specifically required otherwise. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.

         (c) Terms in the singular shall include the plural and those in the plural shall include the singular unless the context shall otherwise require.


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         1.3 Credit  Facility.  The  Lender,  during the period from the date of this Agreement until December 31, 1997, subject to the terms and conditions of this Agreement, and subject to the condition that at the time of each borrowing and/or Credit issuance hereunder no Default or Event of Default has occurred and is then continuing to occur and that the representations and warranties given by the Borrower in Section 2 as of the date of this Agreement shall remain true and correct in all respects:

                           (a) (1) agrees to make loans to Borrower  pursuant to
                  a  Revolving  Line of  Credit  up to but not in  excess  of an aggregate principal amount outstanding at any time of $5,000,000.00, provided the aggregate amount borrowed, when combined with the amount of outstanding Credits, shall not exceed the lesser of the Borrowing Base and $20,000,000.00, upon receipt from Borrower on or before 10:00 a.m. Houston time on the prior Business Day of written applications for loans hereunder in the form attached as Exhibit "1.3.1". Each advance shall be in an amount of not less than $100,000.

                                 (2) Commencing on the first  anniversary of the
                  effective date of this Agreement and at all times thereafter during the Credit Facility Commitment Period, the principal amount outstanding under the Revolving Line of Credit shall be zero for at least thirty (30) consecutive days during the immediately preceding twelve (12) months.

                           (b) (1) agrees to open one or more Credits during the
                  Credit Facility Commitment Period for Borrower's account for periods not to exceed ninety-five (95) days. Borrower shall submit to Lender a Letter of Credit Request with respect to each Credit to be opened by Lender, in accordance with the terms hereof and the other letter of credit agreements in effect, if any. Lender at its option may accept telecopy requests for the issuance of Credits, provided that such acceptance shall not constitute a waiver of Lender's right to require delivery of a written Letter of Credit Request in connection with the issuance of a Credit. If Lender receives a request for a Credit issuance under the Credit Facility satisfying the conditions thereof prior to 10:00 a.m. Houston, Texas time on a Business Day, Lender shall use its best efforts to issue such Credit prior to 5:00 p.m. Houston, Texas time on such day, otherwise Lender shall use its best efforts to issue such Credit before 5:00 p.m. on the following Business Day (provided that the other conditions of the Credit Facility have been

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                  satisfied).  No credit shall be issued after the expiration of the Credit Facility Commitment Period. Borrower will be required to pay to Lender a Credit Fee for the issuance of each credit. Each Credit shall be on substantially the terms as Borrower may request and such Letter of Credit Request must be in the form and substance satisfactory to Lender. The sum of the outstanding face amount of all Credits when added to the sum of the outstanding Loans shall not exceed the lesser of the Borrowing Base or $20,000,000.00. Each Credit issued under the 1994 Loan Agreement and outstanding on the effective date hereof shall be deemed to have been issued under this Credit Facility.

                              (2)     Additional Agreements Regarding Credits:


                                  (i) Prior to the earlier to occur of the occurrence of a Default or the end of the Credit Facility Commitment Period, if Borrower does not provide Lender with funds, in the amount and on the date necessary to settle Lender's obligations under any draft drawn or demand made under a Credit, Lender shall make, and Borrower shall accept, a Loan under the Credit Facility in the amount necessary to settle Lender's obligations under any draft or demand made under such Credit to the extent Borrower does not otherwise provide such funds, such Loan to be made as of the date of such settlement of the Credit. Borrower's obligations and indebtedness to Lender pursuant to such Loans shall be evidenced by the Note, this Agreement, the Letter of Credit Requests and the other letter of credit agreements relating to the subject Credit. Anything herein to the contrary notwithstanding, in no event shall any Loan be made under the Credit Facility which, together with the outstanding principal amount thereof, would exceed the positive difference, if any, between (1) the lesser of the Borrowing Base or $20,000,000.00 less
                           (2) the aggregate principal amount of the outstanding Credits. Borrower shall pay any such excess to Lender on demand.

                                (ii) At the earlier to occur of a Default or the
                           end of the Credit Facility Commitment Period, and if a Credit is outstanding, Borrower agrees (1) to deposit in the Trust Account an amount equal to the aggregate undrawn amount of all

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



                           Credits, and (2) to reimburse Lender by paying to Lender in immediately available funds (which amounts Lender may draw from such Trust Account) at Lender's principal office in Houston, Texas, upon its demand, the amount necessary to settle Lender's obligations under any draft drawn or demand made under a Credit issued by Lender which has not been paid by the proceeds of Loans made pursuant to the immediately preceding paragraph hereof. Borrower's obligations and indebtedness to Lender pursuant to such draws or demands made on any Credit shall be evidenced by this Agreement, the Letter of Credit Requests and the other letter of credit agreements relating to the subject Credit. After the respective expiry dates of the Credits and after the Obligations are paid in full, Lender shall return the unused portion of such cash collateral described above to Borrower.

                                  (iii) Borrower agrees that (1) Lender shall not be responsible or liable for, and Borrower's obligation to reimburse Lender for any payment made by Lender under such Credit shall not be affected by
                           (x) the validity, enforceability or genuineness of any note or other document (or such endorsement) if such is proven to be invalid, unenforceable, fraudulent or forged, or (y) any dispute between Borrower and the beneficiary under such Credit, and
                           (2) any action taken or omitted to be taken by Lender in connection with such Credit, if taken in good faith and with reasonable care, shall be binding upon Borrower and shall not create any liability for Lender to Borrower.

                                (iv) In case of any  conflict  between the terms
                           of any Letter of Credit Request or other letter of credit agreement and the terms of this Agreement, the terms of this Agreement shall control. Such additional provisions of each Letter of Credit Request and other letter of credit agreement shall be cumulative and in addition to the terms of this Agreement.

                                  (v) Neither Lender nor any of Lender's correspondents shall be responsible for: (1) the failure of any draft to bear any reference or adequate reference to any Credit, or the failure of any Person to surrender or to take up any Credit or the failure of any Person to note the amount of any

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



                           instrument on any Credit, (2) errors, omissions, interruptions, or delays in transmission or delivery of any messages, in person, by mail, cable, telegraph, wireless or otherwise whether or not they may be in cipher, (3) any use which may be made of any Credit or any acts or omissions of beneficiary thereof in connection therewith, or (4) the validity, sufficiency, or genuineness of documents, or any endorsement(s) thereon, even if such document should in fact prove to be in any and all respects invalid, insufficient, fraudulent or forged. Lender shall not be responsible for any act, error, neglect, default, omission, insolvency, or failure in business of any of its correspondents (including without limitation negligent acts and omissions, but expressly excluding gross negligence and willful misconduct), and the happening of any one or more of the contingencies referred to in this sentence or the preceding sentence shall not affect, impair, or prevent the vesting of any of Lender's rights or powers under the Note, this Agreement and the Security Instruments. Lender and/or any of its correspondents may receive, accept, or pay as complying with the terms of any
                           Credit, any drafts or other documents, otherwise in order, which may be signed by, or issued to, the administrator or executor of, or the trustee in bankruptcy of, or the receiver for any of the property of, the party in whose name any Credit provides that any drafts or any other documents should be drawn or issued. It is hereby further agreed that any action, inaction, or omission taken or suffered by Lender, or by any of its correspondents, under or in connection with any Credit or any drafts or documents referenced therein, if in good faith and in conformity with such foreign or domestic laws and customs or other regulations as Lender or any of Lender's correspondents may deem to be applicable thereto, shall be binding upon Borrower and shall not place Lender or any of Lender's correspondents under any resulting liability to Borrower.

                           (c) The  Borrower's  obligation  to repay the  Credit
                  Facility shall be evidenced by a promissory note of the Borrower in substantially the form attached as Exhibit "1.3.2" hereto, payable to the order of Lender. The Revolving Note shall bear interest at a rate of one percent (1%) over the Base Rate per annum not to exceed

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



                  the maximum non-usurious interest rate permitted by applicable law with the balance of principal plus accrued and unpaid interest due and payable on or before December 31, 1997.

                           (d) Borrower  may, at any time,  upon giving  written
                  notice to Lender, reduce the maximum amount of Loans and/or Credits Borrower has the right to request hereunder. Effective upon Lender's receipt of such notice and as of such date, the maximum amount of Loans and/or Credits Borrower has a right to obtain shall be so reduced and Borrower's obligation to pay the Commitment Fee shall be calculated based upon the reduced amount after the effective date of such notice.

         1.4 Repayment Schedule. Borrower hereby agrees to pay, and authorizes and directs Lender to collect:

                  (a) Credit Fees (at the time of the issuance of a Credit), the Facility Fee upon execution of this Agreement, and the Commitment Fee (on the first day of each January, April, July, and October, commencing July 1, 1996, and on December 31, 1997), both payable by Borrower by debit to Borrower's Operating Account No. 1884149806 at Lender;

                  (b) the amount of any drawing under a Credit not otherwise reimbursed to Lender by advance under the Note on the earlier of the LOC Expiration Date by Lender by debit to Borrower's Operating Account No. 1884149806 at Lender or any other of Borrower's accounts at Lender; and

                  (c) advances under the Note (on the maturity of the Note), and accrued interest on the advances under the Note (monthly on the first day of each month and on maturity of the Note); provided, that all advances under the Note to reimburse Lender for draws under any Credit shall be due and payable in full on the maturity of the Note; provided further, that all outstanding principal, together with accrued and unpaid interest, shall be due and payable in full on or before December 31, 1997, such amounts to be paid by debit to Borrower's Operating Account No. 1884149806 at Lender or any other of Borrower's accounts at Lender.

         1.5 Prepayment/Mandatory Prepayment. The Borrower shall have the right to prepay without premium at any time any amount owing on the Revolving Note. Borrower shall prepay all principal amounts outstanding under the Revolving Note from time to time in accordance with Section 1.3(a)(2) hereof.


GW09:24453.WP
                                                        14

         1.6 Authorized Officer. Lender is authorized to rely on the instructions of the Authorized Officer as to all matters related to this Agreement and the transactions contemplated hereby.

                                    Section 2.  Representations and Warranties

         The Borrower represents and warrants to the Lender that:

         2.1 Corporate Existence. The Borrower is a corporation duly organized, legally existing and in good standing under the laws of the jurisdiction in which it is incorporated and duly qualified as a foreign corporation in all jurisdictions wherein the property owned or the business transacted by it makes such qualification necessary, except where the failure to be so qualified could have a material adverse effect on Borrower's basic line of business.

         2.2 Corporate Authority. The Borrower is duly authorized and empowered to create and issue the Note, and to execute and deliver this Agreement. The Borrower and each of its Subsidiaries is duly authorized and empowered to execute and deliver the Security Instruments to which it is a party, and all other instruments referred to or mentioned herein to which Borrower or any of its Subsidiaries is a party, and all corporate action requisite for the due creation, issuance and delivery of the Note and the due execu tion and delivery of this Agreement and the Security Instruments has been duly and effectively taken. This Agreement, the Note, and the Security Instruments to which the Borrower or any of its Subsidiaries is a party when executed and delivered will be valid and binding obligations of the Borrower and its Subsidiaries enforceable in accordance with their terms (subject to any applicable bankruptcy, insolvency or other laws generally affecting the enforcement of creditors' rights). This Agreement, the Note, and the Security Instruments do not violate any provisions of the Borrower's or any of its Subsidiaries' corporate charter or bylaws, or any contract, agreement, law or regulation to which the Borrower or any of its Subsidiaries is subject, and the same do not require the consent or approval of any regulatory authority or governmental body of the United States or any state.

         2.3 Financial Condition. The Pro Forma Financial Statement which has been delivered to Lender fairly presents the pro forma financial position of the Borrower and its Subsidiaries at such date.

         2.4 Investments, Loans, Advances and Guarantees. As of the date hereof the Borrower and its Subsidiaries have not made
Investments in, loans or advances to or guarantees of the obligations of any Person which exceed, in the aggregate, $100,000.


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                                                        15

         2.5 Liabilities and Litigation. Except as set forth on Exhibit 2.5, as of the date hereof the Borrower has no liabilities and no litigation, legal or administrative proceedings, investigation or other action is pending or to the Borrower's knowledge threatened against or affecting the Borrower or any Subsidiary which is not fully covered by insurance subject to deductible not greater than $50,000.00 or which may adversely affect the business or the assets of the Borrower or any Subsidiary or the Borrower or any Subsidiary's ability to carry on their business as now conducted, except for liabilities incurred in the ordinary course of business. No unusual or unduly burdensome restriction, restraint or hazard exists by contract, law, governmental regulation or otherwise relative to the business or the assets of the Borrower or any Subsidiary.

         2.6 Titles and Encumbrances. The Borrower and its Subsid iaries have good title to its properties and assets, free and clear of all mortgages, liens and encumbrances, except those referred to in Section 4.5 hereof.

         2.7 No Default. No Default, or Event of Default exists under this Agreement and the Borrower and its Subsidiaries are not in default in any respect under any contract, agreement or instrument to which Borrower or any of its Subsidiaries is a party or by which Borrower or any of its Subsidiaries or any of their property may be bound, and Borrower is not aware of any default under any contract, agreement or instrument, which Default, Event of Default, default or breach could have an adverse effect on the ability of the Borrower or any of its Subsidiaries to perform each of their obligations under the Note, this Agreement, or any of the Security Instruments to which they are a party or on each of their ability to conduct their business as now conducted.

         2.8 Subsidiaries. As of the date hereof, set forth in Exhibit "2.8" hereof is a complete and accurate list of all the Subsidiaries of the Borrower, showing as of the date hereof, (i) the nature of each Subsidiary's business,
(ii) the jurisdiction of each Subsidiary's organization, (iii) the number of shares of each class of capital stock authorized and the number of such shares outstanding, and (iv) the percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower. All of the outstanding capital stock of all of the Subsidiaries has been validly issued, is fully paid and non-assessable, and all shares of such capital stock as are owned by the Borrower or one or more of the Subsidiaries are owned free and clear of all mortgages, deeds of trust, pledges, liens, security interests and other charges or encumbrances, except as disclosed in such Exhibit "2.8." Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction pursuant to

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                                                        16
which it was incorporated, and duly qualified as a foreign corporation in all jurisdictions wherein the property owned or the business transacted by it makes such qualification necessary. Each Subsidiary has all power and authority, corporate or otherwise, to conduct its business and to own its properties.

         2.9 Taxes. As of the date hereof the Borrower and its Subsidiaries have filed all tax returns required to be filed (or extensions have been granted) before delinquency, and all Federal and state income taxes that are due and payable by Borrower and its Subsidiaries have been paid or otherwise satisfied before delinquency.

         2.10   Compliance.   As  of  the  date  hereof  the  Borrower  and  its
Subsidiaries have complied with all valid and applicable statutes, rules and regulations of each jurisdiction to which each may be subject.

         2.11 Pension Reform Act. In the event the ERISA may be applicable to any Defined Benefit Pension Plan of the Borrower or any of its Subsidiaries, no fact exists, including but not limited to, any Reportable Event or Prohibited Transaction which might constitute grounds for the termination of any such Defined Benefit Pension Plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States district court of a trustee to administer any such Defined Benefit Pension Plan.

         2.12 Environmental Laws. To Borrower's knowledge, and except as would not have a material adverse effect on the operations or financial condition of Borrower or on Borrower's ability to perform and pay its obligations hereunder and under the Security Instruments:

                  (a) Borrower and all of its properties, assets, and operations are in compliance with all Environmental Laws (as hereinafter defined).

                  (b) Borrower is not aware of, nor has Borrower received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of Borrower with the Environmental Laws.

                  (c)   Borrower  has  not  (i)   permitted   violation  of  any
         Environmental Laws with respect to any Hazardous Substances (as hereinafter defined), wastes or materials which exist on, about, or within or are used, generated, stored, transported, disposed of on, or released or (ii) permitted actions which would cause the incurrence of response costs or costs of

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                                                        17
         corrective action on the part of Borrower as defined by the Environmental Laws.

                  (d) The use which Borrower makes and intends to make of its properties and assets will not result in violation of any Environmental Laws in the use, generation, storage, transportation, accumulation, disposal, or release of any Hazardous Substance, wastes or materials on, in, or from any such properties or assets.

                  (e) There is no action, suit, proceeding, investigation, or inquiry before any court, administrative agency or other governmental authority pending or, to the knowledge of Borrower, threatened against Borrower relating in any way to any Environmental Law.

                  (f) Borrower (i) has no liability for remedial or corrective action or response costs under any Environmental Law, (ii) has not received any request for information by any governmental authority with respect to the condition, use, or operation of any of its properties or assets, and (iii) has not received any notice from any governmental authority or other person with respect to any violation of or liability under any Environmental Law.

                  (g) Borrower has obtained and complied with, and is in compliance with, all terms and conditions of all permits, licenses and other authorizations that may be required pursuant to Environmental Laws for the occupation of the properties of the Borrower and the operation of the business of the Borrower.

         "Environmental Laws" means any and all federal, state and local environmental laws, regulations, and ordinances applicable to Borrower or Borrower's operations, including without limitation the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendment and Reauthorization Act of 1986, as amended, the Federal Water Pollution Control Act and the Oil Pollution Act. "Hazardous Substances" shall mean any item defined as hazardous under the Environmental Laws.

         2.13 Margin Securities. The Borrower and its Subsidiaries do not own any "margin security" or "margin stock" as defined in Regulations G, U or X of the Board of Governors of the Federal
Reserve System (12 C.F.R. Parts 207, 221 and 224, respectively).

         2.14 Patents, etc. The Borrower and its Subsidiaries have all patents, patent rights or licenses, trademarks, trademark rights,

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                                                        18
trade names, trade name rights, copyrights, permits and franchises which are required in order for them to conduct their business as now conducted without known conflict with the rights of others. Neither the Borrower nor any of its Subsidiaries is aware of any fact or condition which might cause any of such foregoing not to be renewed in due course.

         2.15 Full Disclosure. Neither this Agreement nor any certificate or written statement or any other factual data furnished by the Borrower or any of its officers in writing in connection with the negotiation of this Agreement or the transactions contemplated hereby contains any statement of a material fact which is untrue in any respect or omits a material fact known to the Borrower to be necessary to make the statements contained herein or therein, taken as a whole, not misleading in any material respect. There is no fact known to the Borrower which the Borrower has failed to disclose to Lender in writing which could adversely affect the business, operations, assets, prospects or condition, financial or otherwise, of the Borrower.

         2.16 Credit Agreements. Borrower and its Subsidiaries have no agreements in effect providing for or relating to extensions of credit in respect of which Borrower or any of its Subsidiaries is or may become directly or contingently obligated, and has not signed any security agreement that is currently outstanding except as disclosed in writing to Lender contemporaneously with the execution and delivery of this Agreement.

         2.17     Investment Company Act.  Borrower is not and no
Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment
Company Act of 1940, as amended.

         2.18 Public Utility Holding Company Act. Borrower is not and no Subsidiary is a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                                         Section 3.  Affirmative Covenants

         Until the Indebtedness of the Borrower to the Lender has been paid or while the Lender has a commitment to the Borrower here under:

         3.1 Reporting Requirements. The Borrower will promptly furnish to the Lender from time to time the following information regarding the business affairs and financial condition of the Borrower and its Subsidiaries.

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                                                        19

                  (a) as soon as possible and in any event within five (5) Business Days after obtaining knowledge of the occurrence of each Default or Event of Default, the statement of an Authorized Officer setting forth details of such Default or Event of Default and the action which the Borrower proposes to take with respect thereto;

                  (b) as soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year, the balance sheet of the Borrower as at the end of such year and the statements of income, shareholders' equity and cash flow of the Borrower for such year, together with comparative figures for the preceding fiscal year, if applicable, the statements certified, without qualification, by Arthur Andersen & Co. or other independent certified public accountants acceptable to the Lender;

                  (c) as soon as available,  and in any event, within forty-five
         (45) days after the last day of each month the balance sheet of the Borrower, as of the end of each such month, and the consolidating statements of income, shareholders' equity and cash flow of the Borrower including Energy Source Canada, Ltd. for such month, certified by an Authorized Officer;

                  (d) as soon as  available,  and in any event,  within  fifteen
         (15) days following the last day of each month (the "Reporting Date"), the Borrowing Base Report as of the Reporting Date, together with the Required Report as of the Reporting Date, in the form and substance satisfactory to Lender;

                  (e) as soon as available,  and in any event within  forty-five
         (45) days following the end of each fiscal quarter, and within one hundred and twenty (120) days after the end of each fiscal year, the certificate described in Section 3.8 of this Agreement;

                  (f) on the first Business Day following each Bid Week, a report in form substantially similar to the form of report attached hereto as Exhibit 3.1(f) and reasonably acceptable to Lender.

                  (g)      Upon Lender's request:

                           (1) a complete customer list for Borrower and each of its Subsidiaries with addresses for each customer;


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



                           (2) a list of current insurance policies, coverages, and expiration dates for Borrower and each of its Subsidiaries; and

                           (3) a copy of the management letter delivered to the Borrower by the independent public accountants.

                  (h) in the event the Parent ceases to be a reporting company under the Federal Securities laws, upon Lender's request:

                           (1) as soon as available  and in any event within one
                  hundred and twenty (120) days after the end of each fiscal year, the consolidated and consolidating balance sheets of the Parent and its Subsidiaries as at the end of such year and the consolidated and consolidating statements of income and consolidated statements of shareholders' equity and cash flow of the Parent and its Subsidiaries for such year, together, in the case of consolidated statements with comparative figures for the preceding fiscal year, the consolidated statements certified, without qualification, by independent certified public accountants acceptable to the Lender and the consolidating statements certified by the president or chief financial officer of the Parent;

                           (2) as soon as  available,  and in any event,  within
                  forty-five (45) days after the last day of each fiscal quarter not the end of a fiscal year, the consolidated and consolidating balance sheet of the Parent and its Subsidiaries, as of the end of each such quarter, and the
                  consolidated   and   consolidating   statements   of   income,
                  shareholders' equity and cash flow of the Parent and its Subsidiaries for such quarter, certified by the president or chief financial officer of the Parent;

                  (i) such other information the Lender may reasonably request from time to time at reasonable intervals under the then applicable circumstances.

         The Financial Statements and other reports shall fairly present the financial position and results of operations of the Borrower and, if applicable, the Parent and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied.

         The Borrower grants to the Lender the right to send the Lender's own representatives and/or employees during normal business hours to inspect, copy, and/or audit the books of the

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



Borrower, the reasonable cost of which shall be paid by Borrower.

         3.2 Taxes and Other Liens. The Borrower will pay and cause each Subsidiary to pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which if unpaid, might become a lien against the property of the Borrower or any Subsidiary provided the Borrower shall have the right to contest the foregoing by appropriate proceedings diligently pursued.

         3.3 Maintenance. Borrower will maintain and cause each Subsidiary to maintain its current basic operations without change in line of business, its corporate existence, remain in or become a corporation in good standing in each jurisdiction in which it is required to be qualified, maintain all patents, trademarks, franchises and licenses necessary in its business, and comply in all respects with all valid and applicable statutes, rules and regulations including without limitation the Fair Labor Standard Act and all Environmental Laws, and it will maintain or cause to be maintained its properties in good and workable condition at all times. The Borrower will maintain a minimum ownership in each Subsidiary at the same level as at the date of this Agreement as indicated on Exhibit "2.8".

         3.4 Further Assurances. Borrower will promptly, at Lender's request cure and cause each Subsidiary to cure any defects in the execution and delivery of this Agreement, the Note, the Security Instruments and any other instrument or instruments referred to or mentioned herein. Borrower will promptly, and in any event within ten (10) days of Lender's request, execute and cause each Subsidiary to execute and deliver to Lender upon request all security agreements, financing statements, certificates of title, deeds of trust, mortgages or any other instrument required to accomplish covenants and agreements of Borrower and its Subsidiaries under this Agreement and the Security Instruments.

         3.5 Performance of Obligations. Borrower will pay the Note according to the reading, tenor and effect thereof and will do and perform every act and discharge all of the obligations provided to be performed and discharged by it under this Agreement, the Note, the Security Instruments and any and all of the instruments referred to or mentioned herein to which it is a party at the time or times and in the manner therein and herein specified subject to the other provisions hereof. The Borrower will perform all obligations and cause each Subsidiary to perform all obligations to be performed by it, pursuant to the terms of each indenture, agreement, contract, and other instrument by which the Borrower, such Subsidiary or their respective properties are bound.


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



         3.6 Reimbursement of Costs and Expenses. The Borrower will pay the reasonable fees and expenses of counsel for the Lender in connection with this Agreement and all transactions pursuant hereto. The Borrower will, upon request by Lender, within ten (10) days from said request, reimburse the Lender for all amounts expended, advanced or incurred by the Lender to satisfy any obligation of the Borrower under this Agreement, or to protect the properties, assets or business of the Borrower, including without limitation wages paid to insure compliance with the Fair Labor Standards Act, amounts incurred to collect the Note or to enforce the rights of the Lender under this Agreement or any other instrument referred to or mentioned herein or executed or to be executed in connection herewith, which amounts will include all court costs, attorneys' fees, fees of auditors and accountants, and investigation expenses reasonably incurred by the Lender in connection with any such matters, and any and all amounts expended by Lender after the occurrence of a Default or an Event of Default and during the continuation thereof as a result of the provisions of all Environmental Laws, together with interest at the greater of four percent (4%) over the Base Rate per annum or 10% per annum, not to exceed the maximum non-usurious interest rate permitted by applicable law, on each such amount from the date that the same is due and payable to the Lender until the date it is repaid to the Lender. All amounts advanced in connection herewith shall be secured by the Collateral more fully described in Section 3.10. Except for expenses advanced by Lender after (i) occurrence of an Event of Default, (ii) to maintain insurance or (iii) to protect and preserve the Collateral, Lender shall provide Borrower not less than five (5) days prior notice of any advance hereunder.

         3.7 Insurance. The Borrower will maintain and cause each Subsidiary to maintain with financially sound and reputable insurers, insurance with respect to its properties and business against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of corporations engaged in the same or similar businesses and similarly situated. Not less than annually, either concurrently with delivery of the audited financial statements or promptly after renewal of the applicable policy, or upon the reasonable written request of Lender, the Borrower will furnish Lender a summary of the insurance coverage of the Borrower and its Subsidiaries showing compliance herewith and in form and substance reasonably satis factory to Lender and if requested will furnish Lender copies of the applicable policies. Borrower will cause any and all insurance policies, if any, insuring the Collateral, or any part thereof, to name Lender as loss payee thereunder as its interest may appear and contain a provision requiring at least thirty (30) days prior notice of cancellation to Lender. As soon as possible, and in any event, within ten
(10) days, Borrower will notify Lender of the

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



cancellation of any insurance coverage, whether or not Lender is a loss payee under the affected policy.

         3.8 Certificate of Compliance. Within forty-five (45) days after the end of each quarter, and within one hundred and twenty (120) days after the end of each fiscal year there shall be furnished to the Lender a certificate in the form attached as Exhibit "3.8" signed by an authorized officer of the Borrower
(1) stating that a review of the activities of the Borrower and its Subsidiaries during such month or as of the end of such quarter has been made under his supervision with a view to determining whether the Borrower and its Subsidiaries have kept, observed, performed and fulfilled all of its obligations under this Agreement, the Note, and Security Instruments, (2) containing calculations to verify compliance and/or non-compliance with financial covenants hereunder, and
(3) stating that to the best knowledge and belief of such officer of Borrower the Borrower and its Subsidiaries have kept, observed, performed and fulfilled each and every covenant and condition contained in the Note, this Agreement and the Security Instruments and to the best knowledge and belief of such officer of Borrower is not at the time in default in the observance, performance or fulfillment of any such covenants and conditions or if the Borrower and its Subsidiaries shall be in default, specifying any such default, the nature and status thereof, and what action, if any, has been taken to remedy the default or defaults.

         3.9 Litigation. As soon as possible and in any event, within ten (10) Business Days of a president or chief financial officer of Borrower or any Subsidiary obtaining knowledge thereof, Borrower shall give written notice to Lender of commencement of litigation (other than litigation being defended by an insurance carrier without reservation as to coverage claiming amounts within said coverage) in which the Borrower or any Subsidiary is reasonably expected to have liability in excess of $100,000.00 and of all proceedings before any governmental or regulatory agency affecting Borrower or any Subsidiary in which an adverse decision is reasonably expected to involve amounts in excess of $200,000.00.

         3.10 Security. The Indebtedness and Obligations of the Borrower and its Subsidiaries under this Agreement and the Security Instruments shall be secured by the following:

                  (a) all Borrower's accounts, accounts receivable, documents, instruments, chattel paper, and general intangibles, whether now owned or hereafter acquired, and all products and proceeds thereof;


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                                                        24

                  (b) all Borrower's Inventory whether now owned or hereafter acquired, and all products and proceeds thereof;

                  (c) without limiting any of the foregoing, all of Borrower's customer lists, books, records, business records, computer programs, computer software, database information, computer tapes and discs, contracts of insurance, letters of credit, advices of credit, confirmations of letters of credit, acceptances, drafts, warehouse receipts, guaranties, deposit accounts at or with Lender, warranties, and indemnities, whether now owned or hereafter acquired;

                  (d) any of the following issued by or held in the possession of Lender: any deposit, deposit account, money market account, cash management account, demand deposit account, savings account, security, certificate of deposit, cash, cash equivalent, or other sum at any time credited by or due (including without limitation any funds on deposit) from any depository or other person or entity to Borrower, certificated and uncertificated securities, whether now owned or hereinafter acquired, and all and any and all proceeds and products thereof;

                  (e)      all funds and securities held in the Trust Account;
         and

                  (f)      all products and proceeds of (a) through (e) above.

         3.11 Borrowing Base. The aggregate indebtedness pursuant to the Revolving Line of Credit and the amount of outstanding Credits shall never exceed the Borrowing Base. In accordance with Section 3.1(e), Borrower shall provide the Lender a calculation of the Borrowing Base on the Borrowing Base Report. In the event the aggregate unpaid principal balance of Loans plus the outstanding Credits exceeds the Borrowing Base calculated as described above, the Borrower will immediately, but in any event no later than the close of business on the same Business Day, reduce the indebtedness under the Revolving Line of Credit until the amount owed is less than the amount permitted pursuant to the Borrowing Base.

         3.12 Payments from Account Debtors. Borrower agrees to direct payments from its account debtors into its operating account No. 1884149806 at Lender via wire transfer or such other manner approved in writing by Lender.

         3.13 Audits. On July 1, 1996 and at any other time during the Credit Facility Commitment Period, Lender shall have the right to cause a designated employee or agent (the "Auditor") to be present on Borrower's premises for the purpose of auditing the accounts

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



receivable, general intangibles and systems, books and records of the Borrower and Borrower and its officers and employees shall extend reasonable cooperation commensurate with sound management of its business in permitting the Auditor to gather and verify information about the accounts receivable and general intangibles of the Borrower; provided, however, the Auditor shall exercise no control over Borrower's business; provided, further, that Borrower shall reimburse Lender immediately upon its demand therefor for the reasonable costs and expenses incurred by Lender in connection with the services of such Auditor.


                                          Section 4.  Negative Covenants

         In the absence of a written consent from Lender (in the manner hereinafter provided), so long as any part of the Indebtedness shall remain unpaid or the Lender has a commitment to the Borrower hereunder:

         4.1 Guarantees and Debts. The Borrower will not and will not permit any Subsidiary to guarantee any contract or obligation or incur, create, permit to exist, assume or guarantee or in any manner become or be liable in respect of any Debt, except that the foregoing restrictions shall not apply to:

                  (a) the Note, Credits, and other obligations or liabilities pursuant to this Agreement or the Security
         Instruments;

                  (b) indebtedness on open account in connection with normal trade obligations in the ordinary course of business and obligations incurred in connection with the purchase and sale of natural gas products in the ordinary course of business;

                  (c) lease obligations, general and administrative expenses permitted pursuant to Section 4.10 of this Agreement (including the Administrative Service Fees);

                  (d) liabilities of the Borrower or any of its Subsidiaries for any unpaid taxes not yet due or being diligently contested in good faith by appropriate proceedings and subject to the creation of appropriate reserves under generally accepted accounting principles and upon stay of levy and execution thereon; and

                  (e)      obligations of the Borrower for Tax Sharing
         Payments.


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



         4.2 Dividends and Redemption. The Borrower will not declare or pay dividends (other than a dividend payable solely in stock of the Borrower) or make any other distribution on account of, or purchase, acquire, redeem or retire any stock of the Borrower other than retirement of outstanding common stock of the Borrower upon conversion to other common or preferred stock of the Borrower, whether now or hereafter outstanding. Tax Sharing Payments and Administrative Service Fees paid in compliance with Section 4.9 shall not violate this Section.

         4.3 Investments, Loans and Advances. The Borrower will not and will not permit any Subsidiary to make Investments in or loans or advances to any Person, except (1) expense and salary advances made to employees of the Borrower or its Subsidiaries in the ordinary course of business not to exceed $100,000.00 in the aggregate at any time, (2) investments maintained in the Trust Account in compliance with the provisions of this Agreement, (3) in corporations, partnerships, or joint ventures, in the aggregate not to exceed $1,000,000, and
(4) other investments approved by Lender.

         4.4 Mergers, etc. The Borrower will not and will not permit any Subsidiary to (a) merge or consolidate with any corporation other than the Borrower or a wholly-owned Subsidiary of the Borrower, (b) create any Subsidiaries, (c) acquire all or substantially all the assets of any other entity, except that the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary, nor (d) create or participate in any partnerships or joint ventures. The Borrower will not and will not permit any Subsidiary to liquidate or dissolve except that any Subsidiary may voluntarily liquidate or dissolve into the Borrower or another Subsidiary.

         4.5 Encumbrances. The Borrower will not and will not permit any Subsidiary to create, incur, assume or permit to exist any mortgage, pledge, lien or encumbrance on any of its properties or assets (now owned or hereafter acquired), nor acquire or agree to acquire property or assets under any conditional sale agreement or title retention contract, except that the foregoing restrictions shall not apply to:

                  (a) liens of vendors, carriers, warehousemen, mechanics, laborers and materialmen arising by law in the ordinary course of business for sums not yet due or which are being diligently contested in good faith;

                  (b) liens for taxes not yet due or which are being diligently contested in good faith by appropriate proceedings;


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



                  (c) pledges or deposits in connection with or to secure workmen's compensation, unemployment insurance, pensions or other employee benefits;

                  (d) liens required by this Agreement or any of the Security Instruments;

                  (e) statutory liens and easements or other servitudes arising in the ordinary course of business and minor irregularities of title which do not materially impair the ownership or use of the property subject thereto for the purposes for which such property is owned and held by the Borrower or any of its Subsidiaries or limit or restrict Lender's remedies hereunder;

                  (f) liens incurred in the ordinary course of business,  not on any of the collateral, to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on appeal bonds; and

                  (g) judgments in existence less than 30 days after the entry thereof or with respect to which execution has been properly stayed.

         As to the liens and encumbrances permitted pursuant to paragraphs (a) and (b) above, Borrower's right to contest dili gently in good faith by appropriate proceedings is conditioned upon the Borrower setting up appropriate reserves under generally accepted accounting principles and upon stay of levy and execution thereon.

         4.6 Sale of Assets. The Borrower will not and will not permit any Subsidiary to sell, transfer or otherwise dispose of any of its assets except in the ordinary course of business. The Borrower will not and will not permit any Subsidiary to enter into any arrangement directly or indirectly with any person, firm, or corporation whereby the Borrower or any Subsidiary would sell or transfer any property, whether now owned or hereafter acquired, and then or thereafter lease as lessee such property or any part thereof or any other property which the Borrower or any Subsidiary would use for substantially the same purpose or purposes as the property sold or transferred.

         4.7 Financial Covenants. The Borrower will not at any time permit:

                  (a)      its Current Ratio to be less than 1.2 to 1.0;


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



                  (b) its Tangible Net Worth (without consideration of the par value of the capital stock and capital in excess of par value of Energy Source Canada, Ltd.) to be less than $20,000,000;

                  (c) or permit the amount of the Liquid Collateral to be less than twenty-five percent (25%) of the sum of (i) the outstanding principal balance under the Revolving Note plus
                  (ii) the face amount of all outstanding Credits.

                  All terms not expressly defined shall be defined in accordance with generally accepted accounting principles. All determinations under this Agreement shall be made in accordance with generally accepted accounting principles consistently applied, on a consolidated basis, except where expressly provided to the contrary. All references to a preceding period shall mean the period ending as of the end of the month, quarter or fiscal year for which the applicable report is delivered. All references to a period immediately following shall mean the period beginning on the first day of the month, quarter or fiscal year following the end of the period for which the applicable report is delivered.

         4.8 Basic Line of Business. Borrower will not and will not permit any Subsidiary to change its basic line of business from the gas marketing business; provided, however, that either Borrower or one of its Subsidiaries may engage in a business other than the gas marketing business if for any fiscal quarter Borrower's revenues from any such line of business do not exceed 10% of total consolidated revenues of Borrower. In the event such revenues exceed 10% of consolidated total revenues, Borrower shall promptly notify Lender in writing of such fact and Lender shall have the option for a period of sixty (60) days from receipt of said notice to review Borrower's lines of business and declare the indebtedness of the Borrower to be due and payable.

         4.9 Transactions with Affiliates. Borrower will not and will not permit any Subsidiary to enter into transactions with an Affiliate which is not on an arms-length basis comparable to the terms which would apply to a transaction with a bona-fide third party. The obligations of Borrower for Administrative Service Fees and for Tax Sharing Payments shall not be subject to this limitation, but Tax Sharing Payments shall be subject to the restriction that both before payment of such Tax Sharing Payments and after payment of such Tax Sharing Payments no Default or Event of Default shall exist, provided that such limitation shall not apply to a Tax Sharing Payment to pay taxes actually owed.


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



         4.10 General and Administrative Expenses. Borrower will not permit its general and administrative expenses to exceed $2,100,000 in the fiscal quarter ending June 30, 1996 or any fiscal quarter thereafter.

         4.11 Maximum Unhedged Exposure. The Borrower will not permit its aggregate uncovered fixed price commitments to purchase and sell natural gas and natural gas products to exceed $6,000,000 at any time. "Uncovered, fixed price commitments" means commitments to make or take delivery of natural gas or natural gas products at fixed prices which are not tied to a market index to the extent such commitments are not covered by back-to-back, hedge, or swap agreements.


                                    Section 5.  Events of Default and Remedies

         5.1 Events of Default. Any of the following events which shall occur and be continuing shall be considered an Event of Default as that term is used herein:

                  (a) Borrower does not pay any installment of interest on the Note or a payment of fees owed to Lender within three (3) days of the due date or does not pay when due any installment of principal of the Note;

                  (b) Borrower or any Subsidiary does not pay at the scheduled maturity (but after expiration of any grace period applicable to such maturity) or when due whether by acceleration or otherwise (subject to applicable grace periods) all or any part of any Debt of the Borrower or any Subsidiary to any other person or entity, except that no indebtedness on open account shall be considered past due (i) if paid within sixty (60) days of date when due or (ii) is disputed in good faith;

                  (c) The Borrower or any Subsidiary shall fail or refuse for a period of fifteen (15) days to furnish to the Lender any information, data, certificate, or other document required by this Agreement;

                  (d) The Borrower or any of its Subsidiaries does not comply with or fails in the performance of any covenant contained in Section 3 of this Agreement (other than delivery of information which shall be governed by Section 5.1(c) hereof) or any of the Security Instruments to be kept or performed by the Borrower or any Subsidiary;


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



                  (e) The Borrower or any of its Subsidiaries does not comply with or fails in the performance of any covenant contained in Section 4.7(a) or 4.7(b) of this Agreement to be kept or performed by the Borrower or any Subsidiary and fails to cure such default within thirty
         (30) days of the occurrence thereof;

                  (f) The Borrower or any of its Subsidiaries does not comply with or fails in the performance of any covenant contained in Section 4 of this Agreement (other than Section 4.7(a) and 4.7(b)) to be kept or performed by the Borrower or any Subsidiary;

                  (g) Any representation or warranty made by the Borrower or any Subsidiary herein or in any of the Security Instruments proves to have been untrue in any respect, or any representation, statement (including financial statements), certificate or data furnished or prepared and made available by the Borrower or any Subsidiary to Lender hereunder proves to have been untrue in any respect, as of the date as of which the facts therein set forth were stated or certified;

                  (h) The Borrower shall discontinue business, or the Borrower or any Subsidiary shall (i) make a general assignment for the benefit of creditors, or (ii) apply for or consent to the appointment of a receiver, a trustee or liquidator of itself or of all or a substantial part of its assets, or (iii) be adjudicated a bankrupt or insolvent, or
         (iv) file a voluntary petition in bankruptcy or file a petition or answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, arrangement, insolvency or other proceedings (whether federal or state) relating to relief of debtors, or (v) suffer or permit to continue unstayed and in effect for sixty
         (60) consecutive days any judgment, decree or order, entered by a court of competent jurisdiction, which approves a petition seeking reorganization of the Borrower or any Subsidiary or appoints a receiver, trustee or liquidator of the Borrower or any Subsidiary or of all or a substantial part of its assets, or (vi) take or omit to take any action for the purpose or with the result of effecting or permitting any of the foregoing.

         5.2 Remedies. Upon the happening of an Event of Default specified in Section 5.1(g), immediately and without notice, and upon the happening of any other Default or Event of Default

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specified  in  Section  5.l,  at the  option of the  Lender,  without  notice to
Borrower, Lender may declare any commitment hereunder cancelled and cease advances thereunder, and/or upon the happening of an Event of Default specified in Section 5.1(g), immediately and without notice, and otherwise, at the option of the Lender, upon notice to Borrower, Lender may declare the entire aggregate principal amount of the Note then outstanding and the interest accrued thereon immediately due and payable without further notice and without presentment, demand, protest, notice of protest or other notice of default or dishonor of any kind, all of which are hereby expressly waived by the Borrower.


                                                Section 6.  Closing

         The closing of the loans and the commencement of advances pursuant to the Revolving Line of Credit contemplated hereby shall be subject to the satisfaction of the following conditions:

         6.1 Counsel to Lender. All legal matters incident to the transactions herein contemplated shall be satisfactory to Gardere Wynne Sewell & Riggs, L.L.P., counsel to the Lender.

         6.2 Required Documents. The Lender shall have received executed copies of the following closing documentation:

                  (a)      This Agreement;
                  (b)      The Revolving Note;
                  (c)      The Security Agreement;
                  (d)      The Notice of Final Agreement;
                  (e)  an opinion of counsel satisfactory to Lender; and
                  (f)      Such other documentation as Lender may require.

         6.3 Other Conditions. Other conditions and/or documentation have been completed and/or executed in a manner satisfactory to Lender in its sole discretion, including without limitation, confirmation by the Parent that the Borrower's total consolidated equity is at least $24,000,000.

         6.4 Material Adverse Changes. No event has occurred that could reasonably be expected to have a material adverse effect on Borrower's business, operations or property, Borrower's ability to perform its obligations under this Agreement, the Note or any of the Security Instruments, or the validity or enforceability of this Agreement, the Note or any of the Security Instruments or Lender's remedies and rights hereunder or thereunder.




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                                             Section 7.  Miscellaneous

         7.1 Survival of Various Matters. All representations and warranties of the Borrower and its Subsidiaries herein shall be deemed remade as of the date of any borrowing hereunder (except to the extent such representation and warranty expressly provides it is as of the date hereof), and all covenants and agreements herein not fully performed before the date of this Agreement, shall survive such date.

         7.2 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and may be personally served or sent by telex, telecopier, mail or the express mail service of the United States Postal Service, Federal Express or other equivalent overnight or expedited delivery service and (i) if given by personal service, telex (confirmed by telephone) or telecopier (confirmed by telephone), it shall be deemed to have been given upon receipt, (ii) if sent by telex or telecopier without telephone confirmation, it shall be deemed to have been given twenty-four (24) hours after being given, (iii) if sent by mail, it shall be deemed to have been given upon receipt and (iv) if sent by Federal Express, the Express Mail Service of the United States Postal Service or other equivalent overnight or expedited delivery service, it shall be deemed given twenty-four
(24) hours after delivery to such overnight or expedited delivery service, delivery charges prepaid and properly addressed to Borrower or Lender, as the case may be. For purposes hereof, the address of Borrower and Lender shall be as follows:

         Borrower:

                  Energy Source, Inc.
                  10375 Richmond
                  Suite 300
                  Houston, Texas 77042
                  Attention:  Lisa Holliday

                  Fax No. (713) 917-1597

                  with a copy to:

                  Snell & Smith
                  1000 Louisiana, Suite 3650
                  Houston, Texas 77002
                  Attention:  Paul Pryzant

                  Fax No.:  (713) 651-8010


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         Lender:

                  Bank One, Texas, N.A.
                  910 Travis
                  Houston, Texas  77002
                  Attention:  John B. Lane

                  Fax No.:  (713) 751-3544

                  with a copy to:

                  Gardere Wynne Sewell & Riggs, L.L.P.
                  333 Clay Avenue, Suite 800
                  Houston, Texas  77002
                  Attention:  Mr. Robert W. Bramlette

                  Fax No.:  (713) 308-5555

Any party may, by proper written notice hereunder to the other parties, change the address to which notices shall thereafter be sent to it.

         7.3 Successors and Assigns. All covenants and agreements herein contained by or on behalf of the Borrower and its Subsid iaries shall bind its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns and all covenants and agreements herein contained by or on behalf of the Lender shall bind the Lender and its successors and assigns.

         7.4 Renewals. All provisions of this Agreement relating to the Note shall apply with equal force and effect to each and all promissory notes hereafter executed which in whole or in part represent a renewal, extension or rearrangement of any part of the Indebtedness originally represented by the Note.

         7.5 No Waiver. No course of dealing on the part of the Lender or its officers or employees, or any failure or delay by the Lender with respect to exercising any right, power or privilege of the Lender under this Agreement, the Note, or Security Instruments, shall operate as a waiver thereof. The rights and remedies of the Lender under this Agreement, the Note, and the Security Instruments shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

         7.6 Governing Law. This Agreement and the Note which may be issued hereunder shall be deemed to be contracts made under and shall be construed in accordance with and governed by the laws of the State of Texas.

         7.7 Non-Subordination. The Note shall never be in a position subordinate to any indebtedness owing to any other creditor of the Borrower or its Subsidiaries, except to the extent that such other creditor may hold a lien or liens on specific assets of the

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Borrower or its Subsidiaries  pursuant to the terms hereof or with the knowledge and written consent of the Lender.

         7.8 Exhibits. The Exhibits attached to this Agreement are incorporated herein for all purposes, and shall be considered a part of this Agreement. Those exhibits are: Borrowing Application - Exhibit "1.3.1"; Revolving Note - Exhibit "1.3.2"; Adverse Change - Exhibit "2.3"; Liabilities and Litigation Exhibit "2.5"; Subsidiaries - Exhibit "2.8"; Bid Week Report Exhibit "3.1(f)"; Certificate of Compliance - Exhibit "3.8"; and Borrowing Base Report - Exhibit "3.11".

         7.9 Payment on Non-Business Days. Whenever (i) any payment to be made hereunder or under the Note or (ii) any certificate, report or financial statement is due on a day that is a Saturday, Sunday or banking holiday under the laws of the State of Texas, such payment shall be made on the next succeeding day which is not a Saturday, Sunday or banking holiday under the laws of the State of Texas and such extension of time shall be included in the computation of interest due with such payment.

         7.10 Severability. In the event any one or more of the provisions contained in this Agreement, the Note, or the Security Instruments, or in any other instrument referred to herein or executed in connection with or as security for the Note shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, the Note, or the Security Instruments, or any other instrument referred to herein or executed in connection with or as security for the Note. Furthermore, in lieu of such invalid, illegal or unenforceable provision, there shall automatically be added a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and as may be valid, legal and enforceable.

         7.11 Controlling Document. Should a direct conflict exist between the specific terms of the Note, this Agreement or any of the Security Instruments, the Note shall control over this Agreement and the Security Instruments, and this Agreement shall control over the Security Instruments and the exhibits attached to this Agreement.

         7.12 Savings Clause. Nothing contained in this Agreement or in the Note or in any other agreement or undertaking relating hereto shall be construed to obligate Borrower, under any circumstances whatsoever, to pay interest in excess of the maximum rate that Borrower may pay pursuant to Texas law and in regard to which Borrower would be prohibited from successfully raising the claim or defense of usury (the "Maximum Rate"). In the event that any sums received from Borrower are at any time under applicable law deemed or held to provide a rate of interest in excess of the Maximum Rate, the effective rate of interest on the loans hereunder shall be deemed reduced to and shall be the Maximum Rate and the

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



Borrower and all sureties, endorsers and guarantors shall accept as their sole remedy under such circumstances either the return of any sums of interest which may have been collected and which produced a rate in excess of the Maximum Rate, or the application of those sums as a credit against the unpaid principal amount of the loan, whichever remedy may be elected by Lender. In addition, in the event that the Note are prepaid or the maturity of the Note is accelerated by reason of election by Lender hereunder, then all unearned interest shall either be cancelled or, if theretofore paid, shall either be returned to Borrower or credited on the unpaid principal amount due under the Note, whichever action may be elected by Lender.

         7.13 Investment. Lender represents that it is the present intention of Lender to acquire the Note for its own account for the purpose of investment and not with a view to the distribution or sale thereof, subject, nevertheless, to the necessity that Lender remain in control at all times of the disposition of property held by it for its own account; it being understood that the foregoing representation shall not affect the character of the loans pursuant to this Agreement as commercial lending transactions, and that Lender may grant a participation interest in the Note in the ordinary course of business.

         7.14 Set Off. Upon the occurrence and during the continuance of any Default or Event of Default, the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the Indebtedness, irrespective of whether or not the Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such set off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set off and application. The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set off) which the Lender may have.

         7.15 INDEMNIFICATION. BORROWER AGREES TO INDEMNIFY AND HOLD LENDER AND ITS OFFICERS, EMPLOYEES, DIRECTORS AND AGENTS HARMLESS AGAINST ALL THIRD PARTY CLAIMS, DAMAGES, LIABILITIES AND EXPENSES WHICH MAY BE ASSERTED AGAINST LENDER IN CONNECTION WITH OR ARISING OUT OF ANY THIRD PARTY INVESTIGATION, LITIGATION OR PROCEEDING RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OTHER THAN CLAIMS ARISING FROM LENDER'S BAD FAITH, GROSS NEGLIGENCE OR WILFUL MISCONDUCT.

         7.16 Change of Ownership or Control. If at any time while any Note shall be outstanding or the Lender has a commitment hereunder

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



the Parent shall cease to own one hundred percent (100%) of the then outstanding stock of the Borrower having ordinary voting power; a "Change of Ownership or Control" shall be deemed to have occurred. The Borrower shall promptly, but in any event within ten (10) days give written notice to Lender upon obtaining knowledge of an event which is or would constitute the occurrence of a Change of Ownership or Control. Lender shall, upon the happening of a Change of Ownership or Control, have the privilege of declaring the Note to be due and payable on a date not earlier than ten (10) days from the date of the exercise of said privilege. The Note then out standing shall thereupon become due and payable on the date specified in the notice sent to the Borrower by Lender including the principal amount thereof plus accrued interest thereon to the accelerated maturity date and any amounts owed by Borrower or its Subsidiaries to Lender pursuant to this Agreement or the Security Instruments.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed in multiple counterparts, each of which is an original instrument for all purposes, all as of the day and year first above written.

         THE WRITTEN AMENDED AND RESTATED LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENTS BETWEEN THE BORROWER AND THE LENDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE BORROWER AND THE LENDER, OR BY THE TERMS OF THE 1994 LOAN AGREEMENT. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE LENDER AND THE BORROWER.


                                                     ENERGY SOURCE, INC.


                                                     By:  /s/ Lisa D. Holliday
                                                     Name:  Lisa D. Holliday
                                                     Title:   Treasurer



                                                     BANK ONE, TEXAS, N.A.


                                                     By:    /s/ John B. Lane
                                                     Name:  John B. Lane
                                                     Title:   Vice President








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